Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

First Amendment to Employment Agreement (“First Amendment”) effective December 30 2008, between Virtual Radiologic Corporation, a Delaware corporation (“Company”), and Eduard Michel, M.D., (“Executive”).

Whereas, Company and Executive are parties to an Employment Agreement dated July 1, 2007 (“Original Agreement”); and

Whereas, Company and Executive desire to amend the Original Agreement to comply with the requirements of Section 409A of the Internal Revenue Code.

Now therefore Company and Executive agree as follows:

A.                                   Section 4(e)(5) “Compensation” of the Original Agreement is amended by adding a new subsection (d) to read as follows:

(d) Notwithstanding anything to the contrary herein, if Executive is a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code as of the date of any termination, any benefits otherwise due under this Section 4(e) during the first six months following the date of termination shall be provided in one lump sum six months after the date of termination.  However, that any payment or portion thereof which is subject to an exemption for separation pay to specified employees as provided under Section 409A and the relevant Treasury Regulations, or is subject to any other exemption provided under Section 409A and the relevant Treasury Regulations allowing for payment to a specified employee prior to the date that is six (6) months after the date of separation from service, may be paid to Employee within thirty (30) days of the termination date once all applicable releases have been signed by the Executive and returned to the Company.

B.                                     The Original Agreement, as amended by this First Amendment, shall continue in full force and effect according to its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

Virtual Radiologic Corporation

By:	/s/ Rob Kill
Name: Rob Kill
Its: President

EXECUTIVE

Eduard Michel, M.D.

By:	/s/ Eduard Michel